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Exhibit 5.1
September 15, 2021

Avalo Therapeutics, Inc.
540 Gaither Road, Suite 400
Rockville, Maryland 20850

Re:     Underwritten Public Offering

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (Registration No. 333-254000), as amended (the “Registration Statement”), filed by Avalo Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) and declared effective on March 19, 2021, relating to the registration of the offer by the Company of up to $150,000,000 of any combination of securities of the types specified therein which may be issued as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”). We are rendering this supplemental opinion in connection with the prospectus supplement, dated September 14, 2021 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of 14,375,000 shares of the Company’s common stock, $0.001 par value (“Common Stock”), which includes up to an additional 1,875,000 shares that the underwriters may purchase in connection with the exercise of their option to purchase additional shares (such shares of Common Stock, the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus.

We have acted as your counsel in connection with the issue and sale by the Company of the Shares. We are familiar with the proceedings taken by the Board of Directors of the Company (the “Board of Directors”) and the Pricing Committee duly appointed by the Board of Directors of the Company (the “Pricing Committee”) in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement, the prospectus included in the Registration Statement, the Prospectus, the Underwriting Agreement, dated September 14, 2021, by and among the Company, and Jefferies LLC and RBC Capital Markets, LLC, as representatives of the several underwriters listed on Schedule I thereto (the “Underwriting Agreement”), the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Third Amended and Restated By-Laws, certain resolutions of the Board of Directors and the Pricing Committee, corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents

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submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that any certificates representing the Shares will be duly executed and delivered and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP